
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          NOV-30-2000
<PERIOD-START>                             DEC-01-1999
<PERIOD-END>                               MAY-31-2000
<CASH>                                          29,806
<SECURITIES>                                    44,085<F1>
<RECEIVABLES>                                  609,426
<ALLOWANCES>                                         0
<INVENTORY>                                  1,694,418
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,794,685
<CURRENT-LIABILITIES>                                0
<BONDS>                                        507,178<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        48,159
<OTHER-SE>                                     626,792
<TOTAL-LIABILITY-AND-EQUITY>                 2,794,685
<SALES>                                      1,679,962
<TOTAL-REVENUES>                             1,705,767
<CGS>                                        1,374,236
<TOTAL-COSTS>                                1,383,847<F3>
<OTHER-EXPENSES>                               220,967<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              13,182
<INCOME-PRETAX>                                120,114
<INCOME-TAX>                                    28,200
<INCOME-CONTINUING>                             94,914
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    91,914
<EPS-BASIC>                                       2.23
<EPS-DILUTED>                                     2.18

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.

